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                                                                 EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Fleming Companies, Inc. and subsidiaries on Form S-4 of our report on the consolidated financial statements of Fleming Companies, Inc. and subsidiaries dated March 4, 1997 (March 26, 1997 as to the second paragraph of the Subsequent Events note) appearing in this Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
September 15, 1997